AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON NOVEMBER 10, 2000
                                                      REGISTRATION NO. 333-46256
================================================================================

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549
                           --------------------------
                         PRE-EFFECTIVE AMENDMENT NO. 1
                                       TO
                                    FORM S-3
                             REGISTRATION STATEMENT
                                     UNDER
                           THE SECURITIES ACT OF 1933
                           --------------------------

                    VASCO DATA SECURITY INTERNATIONAL, INC.
             (Exact name of registrant as specified in its charter)


         DELAWARE                                         36-416320
(State or other jurisdiction                           (I.R.S. Employer
    of incorporation or                               Identification No.)
       organization)
                         ------------------------------

                       1901 SOUTH MEYERS ROAD, SUITE 210
                        OAKBROOK TERRACE, ILLINOIS 60181
                                 (630) 932-8844
    (Address, including zip code, and telephone number, including area code, of registrant's principal executive offices)
                         ------------------------------

                               MARIO R. HOUTHOOFT
                     PRESIDENT AND CHIEF EXECUTIVE OFFICER
                    VASCO DATA SECURITY INTERNATIONAL, INC.
                       1901 SOUTH MEYERS ROAD, SUITE 210
                        OAKBROOK TERRACE, ILLINOIS 60181
                                 (630) 932-8844
           (Name, address, including zip code, and telephone number,
                   including area code, of agent for service)

                         ------------------------------
                                   COPIES TO:
                             ROBERT B. MURPHY, ESQ.
                        PIPER MARBURY RUDNICK & WOLFE LLP
                          1200 NINETEENTH STREET, N.W.
                              WASHINGTON, DC 20036
                                  (202)861-3900

                         ------------------------------

    APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE TO THE PUBLIC: As soon as practicable after the effective date of this Registration Statement.

    If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. / /

    If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. /X/

    If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. / /

    If this Form is a post effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. /X/ 333-35563

    If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. / /

                   ----------------------------------

                    CALCULATION OF REGISTRATION FEE

-----------------------------------------------------------------------------------------
Title of each              Amount           Proposed        Proposed        Amount of
Class of                   to be            maximum         maximum         registration
Securities to              registered*      offering        price           aggregate fee
Be registered                               per share**     offering
price
-----------------------------------------------------------------------------------------
Common stock, par          6,817,428        $10.93****      $74,565,618     $19,685.32
value $0.001 per share
-----------------------------------------------------------------------------------------

* Pursuant to Rule 429 under the Securities Act, the prospectus contained in this Registration Statement is a combined prospectus and also relates to
     (i) up to 6,418,595 options to purchase common stock and up to 6,418,595 shares of common stock underlying such options and (ii) up to 1,056,922 warrants to purchase common stock and up to 1,056,922 shares of common stock underlying such warrants, which options, warrants and shares of common stock were registered under Registration Statement No. 333-35563 previously filed with the SEC on Form S-4 and declared effective, and which Registration Statement, pursuant to Rule 416, also covered such indeterminate number of shares of common stock as may be issuable upon the exercise of the options and/or warrants pursuant to anti-dilution provisions thereof. This Registration Statement constitutes post-effective Amendment No. 4 to Registration Statement No. 333-35563, which post -effective amendment shall hereafter become effective concurrently with the effectiveness of this Registration Statement and in accordance with Section 8(c) of the Securities Act. This Registration Statement covers the maximum number of shares of common stock issuable pursuant to the terms of the conversion of shares of Series C Preferred Stock. Upon the effectiveness of such post-effective amendment and this Registration Statement, this Registration Statement will relate to an aggregate of 6,418,595 options to purchase common stock, 1,056,922 warrants to acquire shares of common stock and 14,292,945 shares of common stock. The filing fee associated with 6,418,595 options, 1,056,922 warrants and the 7,475,517 shares of common stock underlying such options and warrants under Registration No. 333-35563 was paid at the time of filing of that Registration Statement.

** Includes 1,239,474 shares of common stock issuable upon the exercise of warrants. Pursuant to Rule 416, this Registration Statement also covers such indeterminate number of shares of common stock as may be issuable upon the exercise of such warrants pursuant to anti-dilution provisions thereof.

*** Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(g).

**** Estimated under Rule 457(c) solely for the purpose of calculating the registration fee, using the aggregate of the high and low prices as reported on the Nasdaq National Market on November 8, 2000.

--------------------------------------------------------------------------------
THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(A) OF THE SECURITIES ACT OF 1933 OR UNTIL THE REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE COMMISSION, ACTING PURSUANT TO SAID SECTION 8(A), MAY DETERMINE.

================================================================================

THE INFORMATION IN THIS PROSPECTUS IS NOT COMPLETE AND MAY BE CHANGED. WE MAY NOT SELL THESE SECURITIES UNTIL THE REGISTRATION STATEMENT FILED WITH THE SECURITIES AND EXCHANGE COMMISSION IS EFFECTIVE. THIS PROSPECTUS IS NOT AN OFFER TO SELL THESE SECURITIES AND IS NOT AN OFFER TO BUY THESE SECURITIES IN ANY STATE WHERE THE OFFER OR SALE IS NOT PERMITTED.

PROSPECTUS

                 SUBJECT TO COMPLETION, DATED NOVEMBER 10, 2000

                                     [LOGO]
                     VASCO DATA SECURITY INTERNATIONAL, INC.


                                  COMMON STOCK,
                        WARRANTS TO PURCHASE COMMON STOCK
                                       AND
                        COMMON STOCK UNDERLYING WARRANTS

     This prospectus relates to the public offering by selling securityholders from time to time of up to 14,292,945 shares of common stock, 1,056,922 warrants to purchase common stock and 6,418,595 options to purchase common stock. We will not receive any of the proceeds from the sale of these securities. The selling securityholders listed on page ___ may offer, from time to time, those shares of our common stock and warrants under this prospectus. The selling securityholders may offer and sell their shares of common stock and warrants to or through broker-dealers, who may receive compensation in the form of discounts, concessions or commissions from the selling securityholders, the purchasers of the securities, or both.

     Our common stock is traded on the Nasdaq National Market under the symbol "VDSI." On November __, 2000, the closing price of one share of our common stock was $_____. Our common stock is also traded on the EASDAQ exchange under the same trading symbol. The closing price on EASDAQ was _____ on November __, 2000.

                            ------------------------

    INVESTING  IN OUR  COMMON  STOCK AND  WARRANTS  INVOLVES  RISKS.  YOU SHOULD
CAREFULLY READ AND CONSIDER THE "RISK FACTORS" SECTION OF THIS PROSPECTUS BEGINNING ON PAGE __ BEFORE YOU MAKE YOUR INVESTMENT DECISION.

    NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED OF THESE SECURITIES OR PASSED UPON THE ADEQUACY OR ACCURACY OF THIS PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

                            ------------------------

                 The date of this prospectus is November __, 2000

                               TABLE OF CONTENTS

                                                                          PAGE
                                                                        --------
Forward Looking Statements ............................................     5
Summary................................................................     6
Use of Proceeds........................................................     6
Risk Factors...........................................................     7
Selling Securityholders................................................    17
Plan of Distribution...................................................    20
Legal Matters..........................................................    22
Experts................................................................    22
Where You Can Find More Information....................................    22
Incorporation by Reference.............................................    23


    VASCO and VACMAN are registered trademarks in the United States. In addition we have applied for registration of the Digipass trademark in the United States and VACMAN Optimum in the Benelux countries.

                          FORWARD LOOKING STATEMENTS

    Many statements made in this prospectus under the captions "Prospectus Summary," "Risk Factors," and elsewhere are forward-looking statements that are not based on historical facts. These forward-looking statements are usually accompanied by words such as "believes," "anticipates," "plans," "intends," "expects" and similar expressions. Because these forward-looking statements involve risks and uncertainties, there are important factors that could cause actual results to differ materially from those expressed or implied by these forward-looking statements, including those discussed under "Risk Factors."

                                    SUMMARY

     THIS SUMMARY HIGHLIGHTS INFORMATION ABOUT OUR COMPANY BECAUSE THIS IS A SUMMARY, IT MAY NOT CONTAIN ALL THE INFORMATION YOU SHOULD CONSIDER BEFORE INVESTING IN OUR COMMON STOCK OR WARRANTS. YOU SHOULD READ THIS ENTIRE PROSPECTUS CAREFULLY.


                                  OUR COMPANY

    We design, develop, market and support security products and services which manage and protect against unauthorized access to computer systems of corporate and government customers. Additionally, we enable secure financial transactions made over private enterprise networks and public networks, such as the Internet. We believe that our software and hardware products provide organizations with strong, flexible and effective Internet and enterprise security solutions and they compete favorably against those of our competitors.

     Our IdentiSoft group primarily designs and markets products under the Digipass brand. Our Digipass product line provides greater flexibility and a more affordable means than competing products of authenticating users to any network, including the Internet. The Digipass family of user authentication devices, all of which incorporate an electronic digital signature capability to guarantee the integrity of electronic transactions and data transmissions, are commonly referred to as security tokens.

     Our IntelliSoft group includes our SnareWorks and VACMAN software product lines. Our SnareWorks product provides the security bridge between the existing software infrastructure of legacy mainframe and client-server applications and the world of the Web, including e-commerce and business-to-business on the Internet.

     Our principal executive offices are located at 1901 South Meyers Road, Suite 210, Oakbrook Terrace, Illinois 60181 and the telephone number at that address is (630) 932-8844. Our principal offices in Europe are located at Koningin Astridlaan 164, B-1780 Wemmel Belgium and the telephone number at that address is 32(0)2/456.98.10. We maintain a website at www.vasco.com. The information contained on our Web site does not constitute part of this prospectus.

                                USE OF PROCEEDS

    All of the common stock and warrants offered by this prospectus are being offered by our selling securityholders. We will not receive any of the proceeds from any sale.

                                   RISK FACTORS

    YOU SHOULD CONSIDER CAREFULLY THE RISKS AND UNCERTAINTIES DESCRIBED BELOW BEFORE MAKING AN INVESTMENT DECISION. ANY OF THE FOLLOWING RISKS COULD ADVERSELY AFFECT OUR BUSINESS, OUR COMPETITIVE POSITION AND FINANCIAL RESULTS. IN THAT CASE, THE TRADING PRICE OF OUR COMMON STOCK COULD DECLINE AND YOU COULD LOSE ALL OR PART OF YOUR INVESTMENT.


WE HAVE A HISTORY OF OPERATING LOSSES AND A LARGE ACCUMULATED DEFICIT AND WE MAY
   NEVER ACHIEVE OR SUSTAIN PROFITABILITY.

    We may never be able to achieve or sustain profitability on an annual or quarterly basis in the future. We have incurred operating losses of $4,167,622, $1,326,655 and $892,957 for the years ended December 31, 1997, 1998 and 1999, respectively, and we expect to incur operating losses for the foreseeable future.

WE FACE SIGNIFICANT  COMPETITION AND IF WE LOSE OR FAIL TO GAIN MARKET SHARE OUR
   FINANCIAL RESULTS WILL SUFFER.

    The market for computer and network security products is highly competitive. Our competitors include organizations that provide computer and network security products based upon approaches similar to and different from those which we employ such as AXENT Technologies, Inc., RSA Security Inc. and Netegrity, Inc. Many of our competitors have significantly greater financial, marketing, technical and other competitive resources than we do. As a result, they may be able to adapt more quickly to new or emerging technologies and changes in customer requirements, or to devote greater resources to the promotion and sale of their products.


TECHNOLOGICAL  CHANGES OCCUR RAPIDLY IN OUR INDUSTRY AND OUR  DEVELOPMENT OF NEW
   PRODUCTS IS CRITICAL TO MAINTAIN OUR REVENUES.

    The introduction by our competitors of products embodying new technologies and the emergence of new industry standards could render our existing products obsolete and unmarketable. Our future revenue growth and operating profit will depend in part upon our ability to enhance our current products and develop innovative products to distinguish ourselves from the competition and to meet customers' changing needs in the data security industry. We cannot assure you that security-related product developments and technology innovations by others will not adversely affect our competitive position or that we will be able to successfully anticipate or adapt to changing technology, industry standards or customer requirements on a timely basis.


THE SALES  CYCLE  FOR OUR  PRODUCTS  AND  TECHNOLOGY  IS LONG,  AND WE MAY INCUR

  SUBSTANTIAL EXPENSES FOR SALES THAT DO NOT OCCUR WHEN ANTICIPATED.

    The sales cycle for our products, which is the period of time between the identification of a potential customer and completion of the sale, is typically lengthy and subject to a number of significant risks over which we have little control. If revenue falls significantly below anticipated levels, our business would be seriously harmed.

    A typical sales cycle is often three to six months. Purchasing decisions for our products and systems may be subject to delay due to many factors which are not within our control, such as:

    - the time required for a prospective customer to recognize the need for our products;

    - the significant expense of many data security products and network systems;

    -   customers' internal budgeting processes; and

    - internal procedures customers may require for the approval of large purchases.


WE HAVE A  SIGNIFICANT  DEPENDENCE  ON MAJOR  CUSTOMERS  AND LOSING ANY OF THESE
   CUSTOMERS COULD RESULT IN A SIGNIFICANT LOSS IN REVENUES.

    If we don't find other customers who generate significant future revenues, the unforeseen loss of one or more of our major customers, or the inability to maintain reasonable profit margins on sales to any of these customers, would have a material adverse effect on our results of operations and financial condition.


OUR SUCCESS DEPENDS ON ESTABLISHING AND MAINTAINING STRATEGIC RELATIONSHIPS WITH
  OTHER COMPANIES TO DEVELOP, MARKET AND DISTRIBUTE OUR TECHNOLOGY AND PRODUCTS AND, IN SOME CASES, TO INCORPORATE OUR TECHNOLOGY INTO THEIR PRODUCTS.

    Part of our business strategy is to enter into strategic alliances and other cooperative arrangements with other companies in our industry. We currently are involved in cooperative efforts with respect to incorporation of our products into products of others, research and development efforts, marketing efforts and reseller arrangements. None of these relationships are exclusive, and some of our strategic partners also have cooperative relationships with certain of our competitors. If we are unable to enter cooperative arrangements in the future or if we lose any of our current strategic or cooperative relationships, our business could be harmed. We do not control the time and resources devoted to such activities by parties with whom we have relationships. In addition, we may not have the resources available to satisfy our commitments, which may adversely affect these relationships. These relationships may not continue, may not be commercially successful, or may require our expenditure of significant financial, personnel and administrative resources from time to time. Further, certain of our products and services compete with the products and services of our strategic partners.

WE MAY NEED  ADDITIONAL  CAPITAL IN THE FUTURE AND OUR FAILURE TO OBTAIN CAPITAL
   WOULD INTERFERE WITH OUR GROWTH STRATEGY.

     Subsequent to June 30, 2000, we issued preferred stock and warrants to purchase common stock resulting in $15.0 million in cash. At September 30, 2000, we had $____ million in cash and $____ million in working capital. We believe that our current cash balances together with cash generated from operations, will be sufficient to fund our anticipated working capital needs, capital expenditures and any potential future acquisitions for at least 12 months. Our current cash balances are kept in short-term, investment-grade, interest -bearing securities pending their use. In the event our plans or assumptions change or prove to be inaccurate, or if we consummate any unplanned acquisitions of businesses or assets, we may be required to seek additional sources of capital. Sources of additional capital may include public and private equity and debt financings, sales of nonstrategic assets and other financing arrangements. There can be no assurance that we will have access to such capital.

    Our ability to obtain financing will depend on a number of factors, including market conditions, our operating performance and investor interest. These factors may make the timing, amount, terms and conditions of any financing unattractive. They may also result in our incurring additional indebtedness or accepting stockholder dilution. If adequate funds are not available or are not available on acceptable terms, we may have to forego strategic acquisitions or investments, defer our product development activities, or delay the introduction of new products.

WE DEPEND ON THE SERVICES OF OUR KEY PERSONNEL,  ESPECIALLY  MARIO R. HOUTHOOFT,
   OUR CHIEF EXECUTIVE OFFICER, AND THE LOSS OF HIS SERVICES WOULD INTERFERE WITH THE EXECUTION OF OUR STRATEGY.

    The execution of our strategy depends in large part on the continued services of our key personnel, especially Mario R. Houthooft, our chief executive officer. Failure to execute our strategy would result in a loss of marketshare to our competition and would result in lower operating results.

OUR FAILURE TO ATTRACT AND RETAIN  HIGHLY  SKILLED  TECHNICAL  PERSONNEL FOR OUR
  RESEARCH AND DEVELOPMENT DEPARTMENT WOULD RESULT IN DELAYED INTRODUCTION OF NEW OR MODIFIED PRODUCTS, LOSS OF CLIENTS AND MARKET SHARE AND REDUCTION IN REVENUES.

    The market for highly skilled technicians in Europe and the United States is highly competitive. If we fail to attract, train, assimilate and retain qualified technical personnel for our research and development department, we will experience delays in introductions of new or modified products, loss of clients and market share and a reduction in revenues.

WE ARE  EXPERIENCING  SIGNIFICANT  GROWTH  WHICH  MAY  PLACE  A  STRAIN  ON  OUR
   RESOURCES.

    We are experiencing a period of significant growth that has been placing a significant strain on all of our resources. To manage future growth effectively, we must enhance our financial and accounting systems and controls, further develop our management information systems, integrate new personnel and manage expanded operations. Our failure to manage our growth effectively could have a material adverse effect on the quality of our products and services, our ability to retain key personnel and our business, operating results and financial condition.


WE FACE A NUMBER RISKS ASSOCIATED WITH INTERNATIONAL  OPERATIONS,  ANY OR ALL OF
   WHICH COULD RESULT IN A DISRUPTION IN OUR BUSINESS AND A DECREASE IN OUR REVENUES.

    Our business internationally is subject to a number of risks any or all of which could result in a disruption in our business and a decrease in our revenues. These include:

    -   inconsistent   regulations   and   unexpected   changes  in   regulatory
        requirements;

    -   difficulties   and  costs  of  staffing   and   managing   international
        operations;

    -   potentially adverse tax consequences;

    -   wage and price controls;

    -   uncertain protection for intellectual property rights;

    -   imposition of trade barriers;

    -   differing technology standards;

    -   uncertain demand for electronic commerce;

    -   linguistic and cultural differences;

    -   political instability; and

    -   social unrest.

WE ARE SUBJECT TO FOREIGN EXCHANGE RISKS,  AND IMPROPER  MANAGEMENT OF THAT RISK
   COULD RESULT IN LARGE CASH LOSSES.

    Because a significant number of our principal customers are located outside the United States, we expect that international sales will continue to generate a significant portion of our total revenue.

    We are subject to foreign exchange risks because the majority of our costs and expenses are denominated in U.S. dollars, whereas a significant portion of the sales of our European operating subsidiaries are denominated in various foreign currencies. A decrease in the value of any of these foreign currencies relative to the U.S. dollar could affect the profitability in U.S. dollars of our products sold in these markets. We do not hold forward exchange contracts or other hedging instruments to exchange foreign currencies for U.S. dollars to offset currency rate fluctuations which might affect our obligations in relation to our repayment from operations out of income from sales (which are principally in foreign currency) of debt under our loan obligations (which are principally in U.S. dollars).

WE HAVE A GREAT  DEPENDENCE  ON A LIMITED  NUMBER OF  SUPPLIERS  AND THE LOSS OF
   THEIR MANUFACTURING CAPABILITY COULD MATERIALLY IMPACT OUR OPERATIONS.

    In the event that the supply of components or finished products is interrupted or relations with either of our principal vendors is terminated, there could be a considerable delay in finding suitable replacement sources to manufacture our products at the same cost or at all. The majority of our products are manufactured by two independent vendors headquartered in Hong Kong. Each vendor assembles our security tokens at facilities in mainland China. The importation of these products from China exposes us to the possibility of product supply disruption and increased costs in the event of changes in the policies of the Chinese government, political unrest or unstable economic conditions in China or developments in the United States that are adverse to trade, including enactment of protectionist legislation.

WE DEPEND  SIGNIFICANTLY  UPON  OUR  PROPRIETARY   TECHNOLOGY  AND  INTELLECTUAL
   PROPERTY AND THE FAILURE TO PROTECT OUR PROPRIETARY RIGHTS COULD REQUIRE US TO REDESIGN OUR PRODUCTS OR REQUIRE US TO ENTER INTO ROYALTY OR LICENSING
   AGREEMENTS,  ANY OF WHICH COULD REDUCE  REVENUE AND  INCREASE  OUR  OPERATING
   COSTS.

    We currently rely on a combination of patent, copyright and trademark laws, trade secrets, confidentiality agreements and contractual provisions to protect our proprietary rights. We seek to protect our software, documentation and other written materials under trade secret and copyright laws, which afford only limited protection, and generally enter into confidentiality and nondisclosure agreements with our employees and with key vendors and suppliers.

    There has been substantial litigation in the technology industry regarding intellectual property rights, and we may have to litigate to protect our proprietary technology. We expect that companies in the computer and information security market will increasingly be subject to infringement claims as the number of products and competitors increases. Any such claims or litigation may be time-consuming and costly, cause product shipment delays, require us to redesign our products or require us to enter into royalty or licensing agreements, any of which could reduce revenue and increase our operating costs.

OUR PATENTS MAY NOT PROVIDE US WITH COMPETITIVE ADVANTAGES.

    We hold several patents in the United States and a corresponding patent in some European countries, which cover multiple aspects of our technology. The U.S. patents expire between 2003 and 2010 and the patent in those European countries expires in 2008. There can be no assurance that we will continue to develop proprietary products or technologies that are patentable, that any issued patent will provide us with any competitive advantages or will not be challenged by third parties, or that patents of others will not hinder our competitive advantage.

WE ARE SUBJECT TO PRODUCT LIABILITY RISKS.

    A malfunction of or design defect in our products which results in a breach of a customer's data security could result in tort or warranty claims against us. We do not presently maintain product liability insurance for these types of claims.

THERE IS  SIGNIFICANT  GOVERNMENT  REGULATION OF  TECHNOLOGY  EXPORTS AND TO THE
  EXTENT WE CANNOT MEET THE REQUIREMENTS OF THE REGULATIONS WE MAY BE PROHIBITED FROM EXPORTING SOME OF OUR PRODUCTS WHICH COULD NEGATIVELY IMPACT OUR REVENUES.

    Our international sales and operations are subject to risks such as the imposition of government controls, new or changed export license requirements, restrictions on the export of critical technology, trade restrictions and changes in tariffs. If we become unable to obtain foreign regulatory approvals on a timely basis our business in those countries would no longer exist and our revenues would decrease dramatically.

    Certain of our products are subject to export controls under U.S. law. The list of products and countries for which export approval is required, and the regulatory policies with respect thereto may be revised from time to time and our inability to obtain required approvals under these regulations could materially adversely affect our ability to make international sales.

WE EMPLOY  CRYPTOGRAPHIC  TECHNOLOGY  IN OUR  AUTHENTICATION  PRODUCTS THAT USES
   COMPLEX MATHEMATICAL FORMULATIONS TO ESTABLISH NETWORK SECURITY SYSTEMS.

    Many of our products are based on cryptographic technology. With cryptographic technology, a user is given a key which is required to encrypt and decode messages. The security afforded by this technology depends on the integrity of a user's key and in part on the application of algorithms, which are advanced mathematical factoring equations. These codes may eventually be broken or become subject to government regulation regarding their use, which would render our technology and products less effective. The occurrence of any one of the following could result in a decline in demand for our technology and products:

    - any significant advance in techniques for attacking cryptographic systems, including the development of an easy factoring method or faster, more powerful computers;

    - publicity of the successful decoding of cryptographic messages or the misappropriation of keys; and

    - increased government regulation limiting the use, scope or strength of cryptography.


ANY ACQUISITIONS  WE MAKE COULD  DISRUPT  OUR  BUSINESS  AND HARM OUR  FINANCIAL
   CONDITION.

    We  may  make   investments   in   complementary   companies,   products  or
technologies. Should we do so, our failure to successfully manage future acquisitions could seriously harm our operating results. In the event of any future purchases, we will face additional financial and operational risks, including:

    - difficulty in assimilating the operations, technology and personnel of acquired companies;

    -   disruption  in our business  because of the  allocation  of resources to
        consummate   these   transactions  and  the  diversion  of  management's
        attention from our existing business;

    - difficulty in retaining key technical and managerial personnel from acquired companies;

    - dilution of our stockholders, if we issue equity to fund these transactions;

    -   assumption of operating losses, increased expenses and liabilities; and

    -   our  relationships  with  existing  employees,  customers  and  business
        partners   may  be  weakened  or   terminated   as  a  result  of  these
        transactions.

WE EXPERIENCE  VARIATIONS  IN  QUARTERLY  OPERATING  RESULTS  AND ARE SUBJECT TO
   SEASONALITY, BOTH OF WHICH MAY RESULT IN A VOLATILE STOCK PRICE.

    In the future, as in the past, our quarterly operating results may vary significantly resulting in a volatile stock price. Factors affecting our operating results include:

    -   the level of competition;

    -   the size, timing, cancellation or rescheduling of significant orders;

    -   new product announcements or introductions by current competitors;

    -   adoption of new technologies and standards;

    -   changes in pricing by current competitors;

    - our ability to develop, introduce and market new products and product enhancements on a timely basis, if at all;

    -   component costs and availability;

    -   our success in expanding our sales and marketing programs;

    -   foreign currency exchange rates; and

    -   general economic trends.


A SMALL  GROUP OF PERSONS  HAVE  CONTROL OF A  SUBSTANTIAL  AMOUNT OF OUR COMMON
  STOCK AND COULD DELAY OR PREVENT A CHANGE OF CONTROL.

    Our board of directors and their immediate families will own beneficially and of record approximately %, with Mr. T. Kendall Hunt and his wife owning beneficially approximately %, of the outstanding shares of common stock. As the chairman of the board of directors and our largest stockholder, Mr. Hunt may exercise substantial control over our future direction and operation and such concentration of control may have the effect of discouraging, delaying or preventing a change in control and may also have an adverse effect on the market price of our common stock.


OUR STOCK PRICE MAY BE VOLATILE AND YOU MAY NOT BE ABLE TO RESELL YOUR SHARES AT
  OR ABOVE ACCEPTABLE PRICES.

    If an active public market for our common stock does not develop, the liquidity of your investment may be limited, and our stock price may fluctuate or decline below your expectations. The market price of our common stock may fluctuate significantly in response to factors, some of which are beyond our control, including the following:

    -   actual or anticipated fluctuations in our operating results;

    -   changes in market valuations of other technology companies;

    -   announcements  by  us  or  our  competitors  of  significant   technical
        innovations, contracts, acquisitions, strategic partnerships, joint ventures or capital commitments;

    -   additions or departures of key personnel;

    -   future sales of common stock;

    - any deviations in net revenues or in losses from levels expected by securities analysts; and

    -   trading volume fluctuations.

THE PRICE OF OUR COMMON  STOCK MAY  DECLINE  DUE TO SALES OR THE  APPEARANCE  OF
  SALES OF LARGE NUMBERS OF OUR SHARES.

     Sales of substantial amounts of our common stock in the public market or the appearance that a large number of shares is or will be available for sale, could cause the price for our common stock to decline.

WE HAVE NOT PAID AND DO NOT INTEND TO PAY DIVIDENDS.

    We have not paid any dividends on our common stock, and we do not intend to pay cash dividends in the foreseeable future.

CERTAIN  PROVISIONS  OF OUR CHARTER  AND OF DELAWARE  LAW MAKE A TAKEOVER OF OUR
  COMPANY MORE DIFFICULT.

     Our corporate charter and Delaware law contain provisions, such as a class of authorized but unissued preferred stock which may be issued by our Board without stockholder approval, that might enable our management to resist a takeover of our company. Delaware law also limits business combinations with interested stockholders. These provisions might discourage, delay or prevent a change in our control or a change in our management. These provisions could also discourage proxy contests, and make it more difficult for you and other stockholders to elect directors and take other corporate actions. The existence of these provisions could limit the price that investors might be willing to pay in the future for shares of our common stock.

FUTURE  ISSUANCES  OF BLANK CHECK  PREFERRED  STOCK MAY REDUCE  VOTING  POWER OF

  COMMON STOCK AND MAY HAVE ANTI-TAKEOVER EFFECTS THAT COULD PREVENT A CHANGE IN CONTROL.

     Our corporate charter authorizes the issuance of up to 500,000 shares of preferred stock with such designations, rights, powers and preferences as may be determined from time to time by our board of directors. The board of directors is empowered, without stockholder approval, to issue up to 500,000 shares of preferred stock with such dividend, liquidation, conversion, voting or other rights, powers and preferences as may be determined from time to time by the Board. The issuance of preferred stock could adversely affect the voting power or other rights of the holders of common stock. In addition, the authorized shares of preferred stock and common stock could be utilized, under certain circumstances, as a method of discouraging, delaying or preventing a change in control.

U.S.  INVESTORS MAY HAVE  DIFFICULTIES  IN MAKING CLAIMS FOR ANY BREACH OF THEIR
  RIGHTS AS HOLDERS OF SHARES BECAUSE SOME OF OUR ASSETS AND DIRECTORS AND EXECUTIVES ARE NOT LOCATED IN THE UNITED STATES.

    Several of our directors and executives are residents of Belgium, and a substantial portion of our assets and those of some of our directors and executives are located in Belgium. As a result, it may not be possible for investors to effect service of process on those persons outside of Belgium, or to enforce judgments against some of our directors and executives based upon the securities or other laws of jurisdictions other than Belgium. Moreover, we believe that under Belgian law there exist certain restrictions on the enforceability in Belgium in original actions, or in actions of enforcement of judgments rendered against us in courts outside jurisdictions that are a party to the Brussels Convention on Jurisdiction and the Enforcement of Judgments in Civil and Commercial Matters (as amended). Actions for enforcement of such judgments may be successful only if the Belgian court confirms the substantive correctness of the judgment of such court, and is satisfied:

    - that the judgment is not contrary to the principles of public policy in Belgium or rules of Belgian public law;

    -   that the judgment did not violate the rights of the defendant;

    -   that the judgment is final under applicable law;

    - that the court did not accept its jurisdiction solely on the basis of the nationality of the plaintiff; and

    -   as to the authenticity of the text of the judgment submitted to it.

    Judgments rendered in the courts of parties to the Brussels Convention on Jurisdiction and Enforcement of Judgments in Civil and Commercial Matters (as amended), will be enforceable by the courts of Belgium without reexamination of the merits of the case provided such judgment is final and otherwise satisfies all of the conditions provided for in this Convention. If proceedings have been brought in one country, however, new proceedings in another country may be barred.

                            SELLING SECURITYHOLDERS

     The following table sets forth information regarding the beneficial ownership of our common stock held by the selling securityholders, the number of shares being registered to permit sales from time to time by such selling securityholders, and the total beneficial ownership of shares of our common stock if all shares so registered should be sold by the selling securityholders. This information is as of November __, 2000. Beneficial ownership is determined by the rules of the SEC. To our knowledge, all shares are beneficially owned, and sole voting and investment power is held by the person or entity named, unless otherwise noted. This information assumes the sale of all shares listed under "Common Stock to be Offered." It also assumes that none of the selling securityholders will sell securities which are beneficially owned by them and are not listed in such column or purchase or otherwise acquire additional shares of our common stock or securities convertible into or exchangeable for our common stock. The selling securityholders also are not under any obligation to sell all or any portion of their common stock, nor are the selling securityholders obligated to sell any of their common stock immediately under this prospectus. This information may change from time to time, and, if required, such information may be set forth in a supplement of supplements to this prospectus.

    Unless otherwise set forth below, none of the selling securityholders has, or within the past three years has had, any position, office or material relationship with us or our predecessors.


                                                  COMMON STOCK              COMMON STOCK
NAME AND ADDRESS                                  OWNED PRIOR TO                TO
NUMBER/PERCENT                                    THE OFFERING              BE OFFERED(1)
----------------                                 --------------            --------------
L&H Investment Company                              1,928,572                1,928,572
St. Krispijnstraat 7
B-8900 Ieper, Belgium

Sofinim N.V.                                          285,714                  285,714
Montoyerstreet 63
B-1000 Brussels, Belgium

Mercator & Noordstar                                  285,714                  285,714
Kortrijksesteenwee
8000 Ghent, Belgium

Trust Capital Technology                              857,143                  857,143
Ter Bede Business  Center
Kapel ter Bede 86
8500 Kortrijk, Belgium

NV Coukinvest                                         142,857                  142,857
Waregemstraat 26
8570 Vichte, Belgium

Fortis Bank S.A. N.V.                                  40,000                   40,000
Montagne du Parc 3
B1000 Brussels, Belgium

G. Holdings Ltd.                                      420,637                  420,637
1A Star Plaza
Nassau (NP), Bahamas

Ubizen N.V.                                         2,534,229                2,534,229
Grensstraat 1b
B-3000 Leuven, Belgium

Alexander Fedorov                                       2,471                    2,471
1014 Rockrose Lane
Sunnyvale, CA 94086

Sergei Burkov                                         105,036                  105,036
949 Clinton Road
Los Altos, CA 94024

Ekaterina Sheinin                                       2,471                    2,471
949 Clinton Road
Los Altos, CA 94024

Ilya Shor                                               2,471                    2,471
1026 Hyde Avenue
San Jose, CA 95126

Alex Freed                                             92,679                   92,679
1206 Estrada Terrace
Sunnyvale, CA 94086

Michael Kharitonov                                     12,357                   12,357
145 West 71st Street
New York, NY 10023

Anatoly  Tikhman and Marina                            95,327                   95,327
Tikhman  Living Trust dated
9/15/97
C/o Anatoly Tikhman, Trustee
45 Live Oak Lane
Hillsborough, CA 94010

Robert R. Tillman Living Trust                          9,750                    9,750
dated 9/23/91
14 Sunshine Avenue
Sausalito, CA 94965

Total                                               6,817,428                6,817,428

-----------------------

(1) One or more supplements or post-effective amendments to this prospectus may be filed pursuant to Rule 424, or otherwise, under the Securities Act to describe any material arrangements for sale of the shares, if such arrangements are entered into by any selling securityholders.

                            PLAN OF DISTRIBUTION

     We are registering our securities on behalf of the selling securityholders. Selling securityholders, as used in this prospectus, includes donees, pledgees, transferees or other successors in interest who may receive securities received from a named selling securityholder as a gift, partnership distribution or other non-sale related transfer after the date of this prospectus. The selling securityholders will act independently of the company in making decisions with respect to the timing, manner and size of each sale. The selling securityholders may offer their common stock and their warrants, including the shares of common stock issuable upon the exercise of the warrants, in various amounts and at various times in one or more of the following transactions;

    - in ordinary broker's transactions on the Nasdaq National Market or any national securities exchange on which our common stock may be listed at the time of sale;

    -   in the over-the-counter market;

    - in privately negotiated transactions other than in the over-the counter market;

    - in connection with short sales of other shares of our common stock in which the securities are redelivered to close out positioning;

    -   by pledge to secure debts and other obligations;

    - in connection with the writing of non-traded and exchange-traded call options, in hedge transactions and in settlement of other transactions in standardized or over-the-counter options;

    -   pursuant to Rule 144; or

    -   in a combination of any of the above transactions.

     The selling securityholders may sell their securities at market prices prevailing at the time of sale, at prices related to such prevailing market prices, at negotiated prices or at fixed prices. The selling securityholders may use broker-dealers to sell their securities. If this happens, broker-dealers may either receive discounts or commissions from the selling securityholders, or they will receive commissions from purchasers of the securities for whom they acted as agents. This compensation may exceed customary commissions.

     The selling securityholders and the broker-dealers to or through whom sale of the securities may be made could be deemed to be "underwriters" within the meaning of the Securities Exchange Act of 1934 and their commissions or discounts and other compensation received in connection with such sales may be regarded as underwriters' compensation.

    The anti-manipulation provisions of Rules 101 through 104 under

Regulation M of the Securities Exchange Act of 1934 may apply to purchases and sales of common stock by the selling securityholders. In addition, there are restrictions on market-making activities by persons engaged in the distribution of the common stock.

    None of the selling securityholders have advised us of any specific plans for the distribution of the securities covered by this prospectus. When and if we are notified by any of the selling securityholders that any material arrangement has been entered into with a broker dealer or underwriter for the sale of a material portion of the securities covered by this prospectus, a prospectus supplement or post-effective amendment to the registration statement will be filed setting forth:

    -   the name of the participating broker-dealer(s) or underwriters;

    -   the number of securities involved;

    - the price or prices at which such securities were sold by the selling securityholders;

    - the commissions paid or discounts or concessions allowed by the selling securityholders to such broker-dealers or underwriters; and

    -   other material information.

    We have agreed to pay all costs relating to the registration of the securities (other than fees and expenses, if any, of counsel or other advisors to the selling securityholders). Any commissions or other fees payable to broker-dealers in connection with any sale of the securities will be borne by the selling securityholders or other party selling such security.

                                  LEGAL MATTERS

    The validity of the securities offered will be passed upon for us by Piper Marbury Rudnick & Wolfe LLP, Washington, D.C.


                                    EXPERTS

    The consolidated financial statements and schedule of VASCO Data Security International, Inc. as of December 31, 1998 and 1999, and for each of the years in the three-year period ended December 31, 1999 are incorporated by reference in this registration statement in reliance upon the report of KPMG LLP, independent certified public accountants, and are incorporated by reference herein in reliance upon the authority of said firm as experts in accounting and auditing.


                      WHERE YOU CAN FIND MORE INFORMATION

    We are subject to the informational requirements of the Securities Exchange Act of 1934 as amended, and file annual, quarterly and special reports, proxy statements and other information with the SEC. You may read and copy any document we file, including the registration statement on Form S-3 of which this prospectus is a part, at the SEC's public reference rooms:

450 Fifth Street, N.W.      7 World Trade Center         500 West Madison Street
Street                      New York, New York           Suite 1400
Room 1024                                                Chicago, Illinois
Washington, D.C. 20549
60661

    Our SEC filings are also available to the public from the SEC's Web site at "http://www.sec.gov". The SEC's phone number is 1-800-SEC-0330. In addition, any of our SEC filings may also be inspected and copied at the offices of The Nasdaq Stock Market, Inc., 1735 K Street, N.W., Washington, D.C. 20006.

    Companies approved for trading on EASDAQ are required to publish relevant financial and other information regularly and to keep the public informed of all events likely to affect the market price of their securities. Price-sensitive information is available to investors in Europe through the EASDAQ-Reuters Regulatory Company Reporting System and other international information providers. Investors who do not have direct access to such information should ask their financial advisors for the terms on which such information will be provided to them by these financial advisors. We will ensure that a summary of our quarterly and annual financial statements will be provided to stockholders in Europe across the EASDAQ Company Reporting System, or ECR System. A hard copy of the annual report will be provided to stockholders promptly after it becomes available. Complete quarterly statements will either be sent by us to our stockholders or will be available upon request from the us at our executive offices. Copies of all documents filed by us with EASDAQ are also available for inspection at the offices of EASDAQ, 56 Rue de Colonies, Bte.15, B-1000 Brussels, Belgium.

                           INCORPORATION BY REFERENCE

    We have filed with the SEC a registration statement on Form S-3 under the Securities Act of 1933, as amended, with respect to the securities offered hereby. This prospectus, which constitutes a part of the Registration Statement, does not contain all of the information set forth in the registration statement. The SEC allows us to "incorporate by reference" the information we file with them, which means that we can disclose important information to you by referring to those documents. The information incorporated by reference is considered to be part of this prospectus, and the information that we file at a later date with the SEC will automatically update and supersede this information. We incorporate by reference the documents listed below as well as any future filings we will make with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, as amended:

    - Our Annual Report, including all amendments thereto, on Form 10-K for the year ended December 31, 1999.

    - Our Quarterly Reports on Form 10-Q for the quarters ending March 31, June 30, and September 30, 2000.

    - The description of our Common Stock which is contained in the Company's Registration Statement on Form S-4 (SEC File No. 333-35563).

    We will provide a copy of the documents we incorporate by reference, at no cost, to any person who receives this prospectus. You may request a copy of these filings, by writing or telephoning us at the following address:

                     VASCO DATA SECURITY INTERNATIONAL, INC.
                        1901 SOUTH MEYERS ROAD, SUITE 210
                        OAKBROOK TERRACE, ILLINOIS 60181
                                 (630) 932-8844

                            ------------------------

    YOU SHOULD RELY ONLY ON THE INFORMATION INCORPORATED BY REFERENCE OR PROVIDED IN THIS PROSPECTUS OR ANY PROSPECTUS SUPPLEMENT. WE HAVE NOT AUTHORIZED ANYONE ELSE TO PROVIDE YOU WITH DIFFERENT INFORMATION. THE SELLING SECURITYHOLDERS ARE NOT MAKING AN OFFER OF THESE SECURITIES IN ANY STATE WHERE THE OFFER IS NOT PERMITTED. YOU SHOULD NOT ASSUME THAT THE INFORMATION IN THIS PROSPECTUS OR ANY PROSPECTUS SUPPLEMENT IS ACCURATE AS OF ANY DATE OTHER THAN THE DATE ON THE FRONT OF THE DOCUMENT.

                                    PART II
                     INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 14. OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION*

SEC Registration fee........................................  $19,685.32
Printing fee................................................    1,500.00
Accounting fees and expenses................................  $ 8,000.00
Legal fees and expenses.....................................   15,000.00
Miscellaneous...............................................    1,000.00
                                                                 -------
      Total.................................................  $35,185.32

- ------------------------

* Estimated, except for SEC registration fee. No portion of these expenses will be borne by the selling securityholders.

ITEM 15. INDEMNIFICATION OF DIRECTORS AND OFFICERS.

    Section 145 of the Delaware General Corporation Law ("DGCL") provides that a corporation may indemnify directors, officers, employees and agents against expenses (including attorneys' fees), judgments, fines, and amounts paid in settlement in connection with specified actions, suits, or proceedings whether civil, criminal, administrative, or investigative (other than an action by or in the right of the corporation--a "derivative action"), if they acted in good faith and in a manner they reasonably believed to be in or not opposed to the best interests of the corporation and, with respect to any criminal action or proceeding, had no reasonable cause to believe their conduct was unlawful. A similar standard is applicable in the case of derivative actions, except that indemnification is permitted only for expenses (including attorneys' fees) incurred in connection with the defense or settlement of such action, and the statute requires court approval before there can be any indemnification for expenses where the person seeking indemnification has been found liable to the corporation. The statute provides that it is not exclusive of other indemnification that may be granted by a corporation's charter, bylaws, disinterested director vote, stockholder vote, agreement, or otherwise.

    Article V of the Bylaws of Registrant provides that Registrant shall indemnify and hold harmless, to the fullest extent permitted by applicable law as it presently exists or may hereafter be amended, any person (an "Indemnitee") who was or is made or is threatened to be made a party or is otherwise involved in any action, suit or proceeding, whether civil, criminal, administrative or investigative (a "proceeding"), by reason of the fact that he, or a person for whom he is the legal representative, is or was a director or officer of the Registrant or, while a director or officer of the Registrant, is or was serving at the written request of the Registrant as a director, officer, employee or agent of another corporation or of a partnership, joint venture, trust, enterprise or nonprofit entity, including service with respect to employee benefit plans, against all liability and loss suffered and expenses (including attorneys' fees) reasonably incurred by such Indemnitee. Notwithstanding the preceding sentence, except as otherwise provided in Section 3 of Article V of such Bylaws, the Registrant shall be required to indemnify an Indemnitee in connection with a proceeding (or part thereof) commenced by such Indemnitee only if the commencement of such proceeding (or part thereof) by the Indemnitee was authorized by the Board of Directors.

ITEM 16. EXHIBITS.

NUMBER                                   DESCRIPTION
------          ------------------------------------------------------------
3.1*              Restated Certificate of Incorporation
3.2*              Bylaws
5.1               Opinion of Piper Marbury Rudnick & Wolfe LLP
23.1**            Consent of Arthur Andersen LLP
23.2              Consent of Piper Marbury Rudnick & Wolfe LLP (included in
                  Exhibit 5.1)


------------------------
*    Incorporated by reference from _____.
**   Previously filed.


ITEM 17. UNDERTAKINGS.

    The undersigned registrant hereby undertakes:

    (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement: (i) to include any prospectus required by Section 10(a)(3) of the Securities Act of 1933; (ii) to reflect in the prospectus any facts or events arising after the effective date of this registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in this registration statement, notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20 percent change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement; (iii) to include any material information with respect to the plan of distribution not previously disclosed in this
Registration Statement or any material change to such information in the registration statement; provided, however, that the undertakings set forth in paragraphs (i) and (ii) above do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the registrant pursuant to Section 13 or Section
15(d)of the Exchange Act of 1934 that are incorporated by reference in the registration statement.

    (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered herein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

    (3) To remove from registration by means of a post-effective amendment any of the securities being registered hereby which remain unsold at the termination of the offering.

    (4) That, for the purpose of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act of 1934 that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

    Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer, or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act of 1933 and will be governed by the final adjudication of such issue.

                                   SIGNATURES


     Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all the requirements for filing on Form S-3 and has duly caused this pre-effective amendment to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Oakbrook Terrace, State of Illinois, as this 13th day of November 2000.


                                       VASCO DATA SECURITY INTERNATIONAL, INC.

                                       BY: /s/ Mario R. Houthooft
                                           -----------------------------------
                                               Mario R. Houthooft
                                               President and Chief Executive
                                                Officer

    Pursuant  to  the   requirements   of  the  Securities  Act  of  1933,  this
registration statement has been signed by the following persons in the capacities indicated as of November 13, 2000:

SIGNATURE                                TITLE
---------                                -----
/s/Mario R. Houthooft
----------------------
Mario R. Houthooft          President, Chief Executive Officer and Director
                             (Principal Executive Officer)

/s/ T. Kendall Hunt
----------------------
T. Kendall Hunt             Chairman of the Board and Executive Vice President
                             (Principal Financial Officer)


----------------------
Christian Dumolin                       Director


----------------------
Michael P. Cullinane                    Director


----------------------
Pol Hauspie                             Director

/s/ Forrest D. Laidley
----------------------
Forrest D. Laidley                      Director

/s/ Michael A. Mulshine
----------------------
Michael A. Mulshine                     Director

                                 EXHIBIT INDEX

NUMBER                                   DESCRIPTION
------          ------------------------------------------------------------
3.1*              Restated Certificate of Incorporation
3.2*              Bylaws
5.1               Opinion of Piper Marbury Rudnick & Wolfe LLP
23.1**            Consent of Arthur Andersen LLP
23.2              Consent of Piper Marbury Rudnick & Wolfe LLP (included in
                  Exhibit 5.1)

------------------------
*    Incorporated by reference from _____.
**   Previously filed.